Exhibit 99.1

New Frontier Corporation Announces Date of Extraordinary General Meeting
to Approve Business Combination with United Family Healthcare

Meeting Scheduled for December 12, 2019

Hong Kong, December 2, 2019 – New Frontier Corporation (NYSE: NFC) (“NFC”) announced today that it has scheduled its extraordinary general meeting of shareholders (“Extraordinary General Meeting”) for Thursday, December 12, 2019, at 9:00 a.m. Eastern Time, to approve the previously announced business combination with United Family Healthcare (“UFH”), which will create New Frontier Health Corporation (“NFH”). The Extraordinary General Meeting will be held at the offices of Winston & Strawn LLP, located at 200 Park Avenue, New York, New York.

Shareholders of record as of November 19, 2019, will be entitled to receive notice of and to vote at the Extraordinary General Meeting. In connection with the Extraordinary General Meeting, NFC shareholders who wish to exercise their redemption rights must do so no later than 5:00 p.m. Eastern Time on December 10, 2019, by following the procedures specified in the definitive proxy statement for the Extraordinary General Meeting.

Additional Information about the Business Combination

In connection with the proposed business combination, NFC has filed a definitive proxy statement of NFC with the U.S. Securities and Exchange Commission (the “SEC”). NFC will mail a definitive proxy statement and other relevant documents to its shareholders of record as of November 19, 2019. NFC’s shareholders and other interested persons are advised to read the definitive proxy statement and any supplements or amendments thereto and any documents incorporated by reference therein filed in connection with the business combination, as these materials contain important information about NFC, UFH and the business combination. Shareholders may obtain copies of the definitive proxy statement and other documents filed with the SEC, without charge, at the SEC’s web site at www.sec.gov, or by directing a request to: New Frontier Corporation, 23rd Floor, 299 QRC 287-299, Queen’s Road Central, Hong Kong, Attention: Harry Chang, or by telephone at (852) 3703-3251.

Participants in the Solicitation

NFC and UFH and their respective directors and executive officers may be deemed participants in the solicitation of proxies from NFC's shareholders with respect to the business combination. A list of the names of those directors and executive officers and a description of their interests in NFC, UFH and the business combination is contained in the definitive proxy statement for the business combination, which was filed with the SEC on November 27, 2019 and is available free of charge at the SEC's web site at www.sec.gov, or by directing a request to: New Frontier Corporation, 23rd Floor, 299 QRC 287-299, Queen’s Road Central, Hong Kong, Attention: Harry Chang, or by telephone at (852) 3703-3251.

About New Frontier Corporation

New Frontier Corporation is a public investment company formed by New Frontier Public Holding Ltd., an affiliate of New Frontier Group, for the purpose of entering into a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. New Frontier Group is a China-focused investment group that invests in, builds and operates diversified businesses in the Chinese new economy sectors. For more information, visit www.new-frontier.com.

About United Family Healthcare

United Family Healthcare is a leading private healthcare provider offering comprehensive premium healthcare services in China through the operations of its United Family Hospitals and Clinics, a network of private hospitals and affiliated ambulatory clinics. United Family Healthcare currently has nine hospitals and in total over 700 licensed beds in operation or under construction in all four 1st tier cities and selected 2nd tier cities. Further company information may be found at www.ufh.com.cn.

Forward-Looking Statements

Certain statements made in this release are “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. When used in this press release, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside NFC's or UFH’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others, that may affect actual results or outcomes include the inability to complete the business combination (including due to the failure to receive required shareholder approvals, or the failure of other closing conditions); the inability to recognize the anticipated benefits of the proposed business combination; the inability to meet the listing requirements of the New York Stock Exchange; costs related to the business combination; UFH’s ability to manage growth; UFH’s ability to execute its business plan, including its planned expansions, and meet its projections; rising costs adversely affecting UFH’s profitability; potential litigation involving NFC or UFH, or after the closing, NFH; general economic and market conditions impacting demand for UFH’s services, and in particular economic and market conditions in the Chinese healthcare industry and changes in the rules and regulations that apply to such business, including as it relates to foreign investments in such businesses; and such other risks and uncertainties as are discussed in the definitive proxy statement relating to the Business Combination, including those under “Risk Factors” therein, and in the Company’s other filings with the SEC. None of NFC or UFH undertakes any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

No Offer or Solicitation

This press release is for informational purposes only and shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

Contact:

ICR, LLC

Media

US:

Sean Leous

Tel: +1-203-682-8200

Email: sean.leous@icrinc.com

Asia:

Jeff Pei

Tel: +86-10-6583-7514

Email: jianfeng.pei@icrinc.com

Investors

William Zima/Rose Zu

Tel: +1-203-682-8200

Email: bill.zima@icrinc.com/rose.zu@icrinc.com